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                                                                   EXHIBIT 10.25



                                                                  EXECUTION COPY


                          PARENT UNDERTAKING AGREEMENT

         PARENT UNDERTAKING AGREEMENT, dated as of November 21, 1995, made by DELL COMPUTER CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Dell"), in favor of Norwest Bank Minnesota, National Association, as Trustee (the "Trustee") on behalf of the Certificateholders.

         WHEREAS, Dell Marketing L.P., as seller, and Dell Receivables L.P., as purchaser (the "Transferor") have entered into a Receivables Purchase Agreement dated as of November 21, 1995; and

         WHEREAS, Dell Direct Sales L.P., as seller, and the Transferor have entered into a Receivables Purchase Agreement dated as of November 21, 1995; and

         WHEREAS, Dell USA L.P. (the "Servicer"), the Transferor and the Trustee have entered into a Pooling and Servicing Agreement dated as of November 21, 1995 (said Agreement, as it may hereafter be modified from time to time, the "Pooling and Servicing Agreement"); and

         WHEREAS, it is a condition precedent to the transfer of the Receivables to the Trust and the issuance of the Certificates under the Pooling and Servicing Agreement that Dell shall have executed and delivered this Agreement;

         NOW, THEREFORE, in consideration of the premises and in order to induce Investor Certificateholders to make purchases of Certificates and to fund Increases, Dell hereby agrees as follows:

         SECTION 1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" shall mean this Parent Undertaking Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         SECTION 2. Unconditional Undertaking. Dell hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Trustee to cause the due and punctual performance and observance by the Servicer (for as long as Dell USA L.P., or any Person who assumes the role of Servicer pursuant to a merger or consolidation permitted under Section 8.02 of the Pooling and Servicing Agreement, is the Servicer) of all of the covenants, agreements and undertakings under Sections 3.02, 3.04 and 11.05 of

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the Pooling and Servicing Agreement (such covenants, agreements, and other obligations under the Pooling and Servicing Agreement being the "Servicing Undertakings"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any of their rights under this Agreement. In the event that the Servicer shall fail in any manner whatsoever to perform or observe any of the Servicing Undertakings when the same shall be required to be performed, then Dell will itself duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Servicing Undertaking, and it shall not be a condition to the accrual of the obligation of Dell hereunder to perform or observe any Servicing Undertaking (or to cause the same to be performed or observed) that the Trustee shall have first made any request of or demand upon or given any notice to Dell or the Servicer or their respective successors or assigns, or have instituted any action or proceedings against Dell or the Servicer or their respective successors or assigns in respect thereof; provided, however, that nothing contained herein shall affect any requirement set forth in any Transaction Document that notice be given or time elapse prior to the giving of a Termination Notice or the occurrence of a Termination Event or a Trust Early Amortization Event. The parties hereto agree that nothing contained in this Agreement shall in any manner expand the obligations of Dell under the Servicing Undertakings beyond the covenants, agreements and undertakings of the Servicer under Sections 3.02, 3.04 and 11.05 of the Pooling and Servicing Agreement.

         SECTION 3. Obligation Absolute. Dell undertakes that the Servicing Undertakings will be performed strictly in accordance with the terms of the Pooling and Servicing Agreement or any document delivered in connection therewith. The obligations of Dell under this Agreement are independent of the Servicing Undertakings, and a separate action or actions may be brought and prosecuted against Dell to enforce this Agreement, irrespective of whether any action is brought against the Servicer or whether the Servicer is joined in any such action.

         This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in connection with any of the Servicing Undertakings is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of any party to any Transaction Document, all as though payment had not been made.

         SECTION 4. Subrogation. Dell will not, during the Amortization Period or any Early Amortization Period, Partial Amortization Period or Cure Period, or if it has knowledge of any event that, with the giving of notice or passage of time or both, would become an Early Amortization Event or Cure Period, exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all



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amounts in connection with the Servicing Undertakings and all other amounts payable under this Agreement shall have been paid in full and the Trust shall have been terminated. If any amount shall be paid to Dell on account of such subrogation rights at any time prior to the later of (i) the payment in full of the Servicing Undertakings and all other amounts payable under this Agreement and (ii) termination of the Trust, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied upon the Servicing Undertakings, whether matured or unmatured, in accordance with the terms of the Transaction Documents or to be held by the Trustee as collateral security for any Servicing Undertakings thereafter existing.

         SECTION 5. Representations and Warranties. Dell hereby represents and warrants as follows:

              (a) Organization and Good Standing. Dell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement.

              (b) Due Qualification. Dell is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the nature of its business requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

              (c) Due Authorization. Dell's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action on the part of Dell.

              (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Dell, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now and hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).


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              (e) No Conflict. Dell's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms hereof, do not (i) conflict with or violate in any material respects (A) Dell's certificate of incorporation or by-laws, (B) any Requirements of Law applicable to Dell or (C) any order, writ, judgment, award, injunction or decree binding on or affecting Dell or its properties, (ii) conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound or (iii) result in or require the creation of any Lien with respect to its properties.

              (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Dell, threatened against Dell before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of Dell or the performance by it of its obligations under this Agreement.

              (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Person or Governmental Authority is required to be obtained, effected or given by Dell in connection with its execution and delivery of this Agreement or the performance of its obligations hereunder.

              (h) Financials. Any financial statement, document, book, record or report requested or required to be furnished by Dell to the Trustee in connection with this Agreement is or was prepared in accordance with generally accepted accounting principles and fairly presents or presented the financial condition of Dell as of its date or (except as otherwise disclosed to the Trustee at such time) as of the date so furnished.

              (i) Ownership. As of the date hereof, Dell is the registered and beneficial owner of all of the issued and outstanding shares of the capital stock of Dell International Incorporated, which is in turn the registered and beneficial owner of all of the issued and outstanding shares of the capital stock of Dell Gen. P. Corp and Dell USA Corporation; Dell Gen. P. Corp is the sole general partner of Dell



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         Marketing L.P., Dell Direct Sales L.P. and the Servicer; Dell USA
         Corporation is the sole limited partner of the Servicer and the registered and beneficial owner of all of the issued and outstanding shares of the capital stock of Dell Marketing Corporation and Dell Direct Sales Corporation.; and Dell Marketing Corp. is the sole limited partner of Dell Marketing L.P and Dell Direct Sales Corporation is the sole limited partner of Dell Direct Sales L.P.

         SECTION 6. Covenants. Dell covenants and agrees that, until the termination of the Trust, Dell will, unless the Trustee shall otherwise consent in writing:

              (a) Ownership. Be the direct or indirect owner of all of the issued and outstanding shares of the capital stock, partnership interests or other equity interests of Dell Marketing L.P. and Dell Direct Sales L.P., the Servicer and the Transferor and of any successor of any of the aforementioned (other than a successor servicer if the Servicer is terminated pursuant to the Pooling and Servicing Agreement) which may become a party to any of the Transaction Documents.

              (b) No Petition. Not commence or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, against the Transferor or any successor to the Transferor which becomes a party to any of the Transaction Documents.

         SECTION 7. Amendments, Etc. (a) This Agreement may be amended from time to time by Dell and the Trustee without the consent of any of the Investor Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or
(iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Investor Certificateholders.

              (b) This Agreement may be amended from time to time by Dell and the Trustee, with the consent of a Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this clause (b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this clause (b) shall be deemed to


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adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Dell, the Servicer or the Transferor), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

              (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to clause (a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder.

              (d) It shall not be necessary for the consent of Investor Certificateholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received,
(b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

                  If to Dell,

                  Dell Computer Corporation
                  2214 West Braker Lane, Suite D
                  Austin, Texas  78758
                  Tel: (512) 728-3343
                  Fax: (512) 728-0043
                  Attn: Treasurer



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                  If to the Trustee,

                  Norwest Bank Minnesota, National Association
                  Sixth Street and Marquette Avenue
                  Minneapolis, Minnesota  55479
                  Tel: (612) 667-4610
                  Fax: (612) 667-9825
                  Attn: Corporate Trust Department - Tom Wraalstad

         SECTION 9. No Waiver; Remedies. No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10. Continuing Agreement. This Agreement shall (a) remain in full force and effect until the later of (i) the payment of all other amounts payable under this Agreement and the Pooling and Servicing Agreement and (ii) termination of the Trust, (b) be binding upon Dell, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Trustee and its respective successors and permitted transferees and assigns.

         SECTION 11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

         SECTION 12. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 13. Waiver of Jury Trial. Each party hereto waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, any other Transaction Document, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal of written),



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actions of any of the parties hereto or any other relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

         SECTION 14. Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.



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         IN WITNESS WHEREOF, Dell has caused this Parent Undertaking Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                            DELL COMPUTER CORPORATION


                                            By /s/ Thomas J. Meredith
                                               ------------------------------
                                               Name:  THOMAS J. MEREDITH
                                               Title: SENIOR VICE PRESIDENT AND
                                               CHIEF FINANCIAL OFFICER

ACCEPTED:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By /s/ Michael G. Lugar
  -----------------------------
  Name:  MICHAEL G. LUGAR
  Title: CORPORATE TRUST OFFICE